FOR IMMEDIATE RELEASE
AKUMIN ANNOUNCES THIRD QUARTER 2023 RESULTS
PLANTATION, FLORIDA, December 12, 2023 - Akumin Inc. (together with its subsidiaries, “we”, “us”, “our,” “Akumin” or the “Company”) (TSX: AKU; OTC Pink Open Market: AKUMQ) announced today its financial results for the quarter ended September 30, 2023 by filing its Periodic Report on Form 10-Q for the quarterly period ended September 30, 2023 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission on the Electronic Data Gathering, Analysis, and Retrieval system ("EDGAR") and with the Canadian Securities Administrators on the System for Electronic Document Analysis and Retrieval Plus ("SEDAR+"). The Form 10-Q is available to be viewed by interested parties under the Company’s profile on EDGAR at www.sec.gov/edgar and on SEDAR+ at www.sedarplus.com.
About Akumin
Akumin is a national outpatient partner of choice for U.S. hospitals, health systems and physician groups, addressing their outsourced radiology and oncology needs. Akumin provides fixed-site outpatient diagnostic imaging services through a network of approximately 180 owned and/or operated imaging locations, and outpatient radiology and oncology services and solutions to approximately 1,000 hospitals and health systems across 47 states. By combining clinical and operational expertise with the latest advances in technology and informatics, Akumin delivers unparalleled patient experiences and outcomes. Our radiology procedures include magnetic resonance imaging (MRI), computed tomography (CT), positron emission tomography (PET and PET/CT), ultrasound, diagnostic radiology (X-ray), mammography and other related procedures; our oncology services include a full suite of radiation therapy and related offerings. For more information, visit www.akumin.com and https://alliancehealthcareservices-us.com.
Contact
R. Jeffrey White
Akumin Investor Relations
1‐866‐640‐5222
jeffrey.white@akumin.com